Exhibit 99.1

N E W S    R E L E A S E

Contacts:

For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Sr. Associate, Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR

FISCAL YEAR 2009 THIRD QUARTER

Third Quarter Highlights:

•	Consolidated net sales growth of 11.6%

•	Physician Business net sales growth of 9.4%

•	Elder Care Business net sales growth of 16.7%

•	Consolidated income from operations of $31.8 million, growth of 31.7%

•	Consolidated operating margin of 6.1%

•	Physician Business operating margin growth of 171 basis points to 9.0%

•	Elder Care Business operating margin growth of 70 basis points to 5.4%

•	Consolidated earnings per diluted share of $0.30, growth of 39.8%

Jacksonville, Florida (January 28, 2009) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its consolidated results for the fiscal 2009 third quarter and nine months ended January 2, 2009.

David A. Smith, Chairman and Chief Executive Officer, commented, “In this difficult environment, we are focused on delivering clinical and business solutions that strengthen the health of our customers, enabling them to provide improved patient care. Our solutions-focused strategies are not only gaining traction with our customers, they are creating advantages for our company and separation from our competition.

“We are committed to achieve our goal of $0.94 - $0.96 earnings per diluted share for fiscal year 2009.”

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PSSI Reports Results For Fiscal 2009 Third Quarter

January 28, 2009

Net sales for the three months ended January 2, 2009, were $519.1 million, an increase of 11.6%, compared with net sales of $465.2 million for the three months ended December 28, 2007. Net sales for the three months ended January 2, 2009, for the Physician Business increased by 9.4%, while net sales for the Elder Care Business increased by 16.7%. Income from operations for the three months ended January 2, 2009, increased by 31.9% to $31.8 million compared with income from operations for the three months ended December 28, 2007, of $24.1 million. Net income for the three months ended January 2, 2009, increased by 28.2% to $18.2 million, or $0.30 per diluted share, compared with net income for the three months ended December 28, 2007, of $14.2 million, or $0.22 per diluted share.

Net sales for the nine months ended January 2, 2009, were $1,483.0 million, an increase of 8.9%, compared with net sales of $1,362.0 million for the nine months ended December 28, 2007. Net sales for the nine months ended January 2, 2009, for the Physician Business increased by 8.1%, while net sales for the Elder Care Business increased by 10.4%. Income from operations for the nine months ended January 2, 2009, increased by 17.8% to $74.3 million compared with income from operations for the nine months ended December 28, 2007, of $63.1 million. Net income for the nine months ended January 2, 2009 was $42.4 million, or $0.69 per diluted share, compared with net income for the nine months ended December 28, 2007 of $37.3 million, or $0.56 per diluted share.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Continued success in our operations improvement programs, along with the margin lift from our global sourcing efforts, combined to offset somewhat slower same-day sales growth this quarter. Consolidated operating margin surpassed 6% and improved 90 basis points from the prior year. Cash flow from operations was impacted by timing of inventory purchases, but we remain optimistic about achieving our overall goal of $73—$77 million for fiscal year 2009.

“Our conservative posture relative to capital structure is allowing us to continue to execute our business strategies in an otherwise very difficult economic environment.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2009 third quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info, on January 29, 2009, beginning at 8:30 a.m. Eastern time.

The Company has today furnished the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2009 Third Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com. Additional financial information pertaining to PSS World Medical

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PSSI Reports Results For Fiscal 2009 Third Quarter

January 28, 2009

financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the weakening of national and global economic conditions, including our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of the new presidential administration’s health care policies; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; we may not successfully execute our acquisition strategy; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal 2009 Third Quarter

January 28, 2009

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statement of Operations

(in millions, except per share and share data)

	Three Months Ended		Nine Months Ended
	Jan. 2, 2009	Dec. 28 2007	Jan. 2, 2009	Dec. 28 2007
Net sales	$519.1	$465.2	$1,483.0	$1,362.0
Cost of goods sold	364.2	330.2	1,042.0	966.8

Gross profit	154.9	135.0	441.0	395.2
General and administrative expenses	89.4	79.4	269.6	240.3
Selling expenses	33.7	31.5	97.1	91.8

Income from operations	31.8	24.1	74.3	63.1

Other (expense) income:
Interest expense	(4.0)	(1.8)	(8.6)	(4.7)
Interest and investment income	1.0	—	2.0	0.7
Other income	0.9	0.9	2.0	1.9

	(2.1)	(0.9)	(4.6)	(2.1)

Income before provision for income taxes	29.7	23.2	69.7	61.0
Provision for income taxes	11.5	9.0	27.3	23.7

Net income	$18.2	$14.2	$42.4	$37.3

Earnings per share – basic	$0.31	$0.22	$0.70	$0.57

Earnings per share – diluted	$0.30	$0.22	$0.69	$0.56

Weighted average shares (in thousands):
Basic	59,481	63,999	60,125	65,533
Diluted	60,322	65,756	60,971	67,195

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PSSI Reports Results For Fiscal 2009 Third Quarter

January 28, 2009

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in millions except share data)

	January 2, 2009	March 28, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$214.7	$21.1
Accounts receivable, net	232.9	237.2
Inventories	240.0	190.8
Prepaid expenses	3.4	3.1
Other current assets	19.8	56.2

Total current assets	710.8	508.4

Property and equipment, net	96.1	90.7

Other Assets:
Goodwill and intangibles, net	135.8	137.0
Other	107.0	78.7

Total assets	$1,049.7	$814.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$155.1	$135.9
Accrued expenses	43.2	46.1
Current portion of long-term debt (1)	151.0	151.0
Revolving line of credit	50.0	70.0
Deferred tax liabilities	4.0	—
Other	9.1	11.9

Total current liabilities	412.4	414.9
Long-term debt, excluding current portion	232.0	0.7
Other noncurrent liabilities	56.6	64.2

Total liabilities	701.0	479.8

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 60,527,861 and 61,847,679 shares issued and outstanding at January 2, 2009 and March 28, 2008, respectively	0.6	0.6
Additional paid-in capital	164.6	195.7
Retained earnings	179.1	136.7
Accumulated other comprehensive income	4.4	2.0

Total shareholders’ equity	348.7	335.0

Total liabilities and shareholders’ equity	$1,049.7	$814.8

(1)	During the first quarter of fiscal year 2009, the Company corrected the classification of the Company’s $150 million 2.25% senior convertible notes at March 28, 2008 from long-term to short-term debt.

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PSSI Reports Results For Fiscal 2009 Third Quarter

January 28, 2009

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Nine Months Ended
	Jan. 2 2009	Dec. 28 2007	Jan. 2 2009	Dec. 28 2007
Cash Flows From Operating Activities:
Net income	$18.2	$14.2	$42.4	$37.3
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Benefit) provision for deferred income taxes	(1.0)	0.9	0.2	(1.4)
Depreciation	5.1	4.7	14.7	14.0
Noncash compensation expense	1.7	1.2	5.0	3.1
Amortization of intangible assets	1.3	1.4	4.2	4.2
Provision for doubtful accounts	0.8	1.7	3.5	3.5
(Benefit) provision for deferred compensation	(0.1)	(0.5)	0.8	1.2
Amortization of debt issuance costs	0.5	0.4	1.3	1.1
Loss on sales of property and equipment	—	—	0.1	—
Gain on sale of available for sale securities	(0.4)	—	(0.4)	—
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	7.1	6.3	1.6	(1.9)
Inventories	(40.6)	(26.2)	(48.7)	(37.9)
Prepaid expenses and other current assets	(0.6)	(6.5)	2.1	(0.9)
Other assets	(2.5)	0.5	(6.5)	(8.4)
Accounts payable	5.4	11.9	18.5	25.8
Accrued expenses & other liabilities	(1.8)	3.3	6.6	6.0

Net cash (used in) provided by operating activities	(6.9)	13.3	45.4	45.7

Cash Flows From Investing Activities:
Capital Expenditures	(5.3)	(4.2)	(17.8)	(13.8)
Payments for business acquisitions, net of cash acquired	(0.3)	—	(3.0)	(15.1)
Proceeds from sale of available for sale securities	1.1	—	22.1	—
Payments for investment in available for sale securities	—	—	—	(24.1)
Proceeds from note receivable	—	—	—	2.7
Other	—	(0.1)	(0.2)	(0.1)

Net cash (used in) provided by investing activities	(4.5)	(4.3)	1.1	(50.4)

Cash Flows From Financing Activities:
Proceeds from issuance of convertible debt	—	—	230.0	—
Proceeds from issuance of warrants	—	—	25.4	—
Proceeds from exercise of stock options	0.4	0.6	6.0	2.3
Excess tax benefits from share-based compensation arrangements	0.2	0.5	1.6	1.2
Payment for purchase of hedge on convertible note	—	—	(54.1)	—
Purchase of common stock	(0.1)	(13.1)	(35.7)	(62.5)
Net payments on the revolving line of credit	—	1.2	(20.0)	32.6
Payment for debt issue costs	—	—	(5.1)	—
Payments under capital lease obligations	(0.4)	(0.2)	(1.0)	(0.6)

Net cash provided by (used in) financing activities	0.1	(11.0)	147.1	(27.0)

Net (decrease) increase in cash and cash equivalents	(11.3)	(2.0)	193.6	(31.7)
Cash and cash equivalents, beginning of period	226.0	17.0	21.1	46.7

Cash and cash equivalents, end of period	$214.7	$15.0	$214.7	$15.0

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